Exhibit 10.1

SEPARATION AGREEMENT AND RELEASE OF ALL CLAIMS

This Separation Agreement and Release of All Claims (the “Agreement”) is made and entered into between Southwest Iowa Renewable Energy, LLC (“SIRE” or the “Company”) and Karen L. Kroymann (the “Employee”).  The Company and the Employee are referred to herein as the “parties”.

In consideration of the promises herein, the parties agree as follows:

1.
Employee’s employment with the Company ended on June 18, 2012.  Except as specifically provided herein, Employee’s eligibility for all compensation and benefits from the Company ceased on that date.   Employee acknowledges and agrees that he/she has already been paid all compensation and benefits due up through his/her last paydate, including any and all accrued but unused vacation pay, applicable commissions, and bonus payments.  Employee represents and acknowledges that he/she has not suffered any unreported workplace injury during his/her employment with the Company.

2.
If this Agreement becomes effective, Employee will receive the following compensation from Company: (1) severance pay in the amount of six bi-weekly payments of $3,896.15, paid by way of regular payroll checks on regular Company paydays for six pay periods; and (2) a one-time payment of $619.46, in compensation for 12.72 hours of accrued but unused paid time off.  The severance pay will be subject to all applicable federal, state, and local payroll taxes and any other deductions required by law will be deducted.  The first payment set forth in this paragraph will not be made until the first regularly scheduled payday occurring at least eight days after a signed copy of this Agreement is received by the Company from the Employee.  The above payments will be included in Employee’s W-2 form for the appropriate year.  Employee expressly agrees the payment provided for in this paragraph will exhaust in full any and all obligations the Company has or may have to Employee in regard to compensation, vacation benefits, incentive awards, or bonus payments of any kind.

In addition to the above severance payments, in the event Employee elects to continue his/her medical insurance coverage under the Company’s medical plan under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), the Company will reimburse Employee for the COBRA premiums paid by Employee through September 15, 2012.  Beginning September 16, 2012, Employee will be solely responsible for timely payment of all remaining COBRA premiums for the duration of his/her COBRA continuation period, if so elected.  Any reimbursement paid to Employee under this provision shall be treated as additional compensation, and will be subject to all applicable federal, state, and local payroll taxes and any other deductions required by law will be deducted.

3.
Employee agrees that in his/her position with SIRE he/she had access to certain confidential and proprietary Information, including but not limited to:  sales information, customer and potential customer identities, customer purchasing histories, prices and pricing strategies, prospective business and marketing plans, suppliers, contractual terms, technical materials, processes, product designs, financial information including financial statements and projections, employee lists, personal employee information, computer systems, codes, software and programs and all other similar information or data (collectively the “Confidential Information”).  Employee agrees that he/she will never use or disclose any Confidential Information except to the extent required by law. If he/she should be required by law to use or disclose any Confidential Information, he/she will, unless it is a violation of law to do so, immediately provide Laura Schultz, Director of Human Resources at SIRE written notice regarding the disclosure, prior to the disclosure.

4.
Employee agrees that the existence of this Agreement and all of its terms shall remain completely confidential, and that he/she will not disclose the existence of this Agreement, or any of its terms or conditions with any third party; provided, however, Employee may disclose the existence and terms of this Agreement as required by law and to his/her attorney, accountant, and/or financial advisor, so long as such person agrees to be bound by the terms of this non-disclosure provision.  Further, Employee agrees that he/she will not disparage the Company or its owners or officers to any third party.  Should Employee violate the confidentiality or non-disparagement terms of this Agreement, including but not limited to paragraphs 3 and 4, Employee agrees that this shall be a material breach of this Agreement and that SIRE shall be entitled to the return of all money paid to him/her under the terms of this Agreement, along with all costs and attorney’s fees expended by SIRE in pursuing the matter.

5.	Employee agrees that he/she will not in the future apply for or accept employment or reinstatement of employment with the Company.

6.	Employee will return to SIRE by the effective date of this Agreement any Company documents, including all copies of such documents in any media or tangible format including electronic copies, and any other property of the Company in his/her possession or control.

7.
Employee for himself/herself, his/her personal representatives, heirs, executors, administrators, and assigns, hereby fully and forever RELEASES, DISCHARGES, and holds harmless from any liability, the Company, its owners, administrators, officers, representatives, insurers, employees, and agents, in their official and individual capacities, from any and all causes of action or claims, including, but not limited to, any claims he/she may have arising under the ADEA (Age Discrimination in Employment Act, 29 USC §621 et. seq.), the Older Worker Benefit Protection Act, any other federal, state, or local discrimination laws, or any other federal, state, or local statute or common law cause of action, including any action based on any contract between Employee and the Company, and from any claims for attorneys’ fees, costs, expenses, and any and all other damages, whether known or unknown, which Employee ever had, now has, hereafter may have, or claims to have against any of the above named entities or persons, on account of or in any way arising out of or resulting directly or indirectly from his/her employment or the ending of his/her employment with SIRE or the performing by him/her of any services for the Company, or his/her compensation or benefits relating thereto through the date of the execution of this Agreement.  Employee further agrees that he/she has not filed and will not file any lawsuit for those claims hereby released and that any such lawsuit will be considered a material breach of this Agreement.  Further, if Employee has filed or anytime in the future files a charge or claim with any state, federal or local governmental agency based on any claim released herein or if any such agency pursues a claim on Employee’s behalf, Employee agrees that he/she hereby releases any right to and will not accept any damages or other legal or equitable relief that may result from that charge or claim. The parties understand and agree that this release does not affect any rights not waivable by law.

8.
Both Employee and the Company understand that the facts upon which this Agreement is based may hereafter prove to be other than the facts now known by or believed by either of them to be true.  Each party expressly accepts and assumes the risk of the facts proving to be different, and each party agrees that the terms of this Agreement shall be effective and not subject to termination or rescission by reason of any such difference in facts.

9.
This Agreement shall be construed and interpreted in accordance with the laws of the State of Iowa and any action to enforce this Agreement must be brought in Pottawattamie County, Iowa.  The parties consent to the jurisdiction of the courts located in Council Bluffs, Pottawattamie County, Iowa for the purposes of any action enforcing or relating to the terms of this Agreement.  The terms of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties hereto.

10.
This Agreement shall be construed and interpreted so as to be enforceable to the fullest extent permitted by law, and to the extent that any provision shall be deemed unenforceable or invalid, such invalidity and unenforceability shall not affect the enforceability or validity of any other provision hereof. Any waiver of any breach of a provision of this Agreement shall not constitute the waiver of any additional breach of that provision or breach of any other provision of this Agreement.

11.	This Agreement binds and inures to the benefit of the parties hereto, and their personal representatives, heirs, executors, administrators, assigns, and successors in interest.

12.
It is expressly understood and agreed that SIRE denies any wrongdoing in connection with the employment or the ending of the employment of Employee and the payment of the severance sum and other consideration given in this Agreement is not and is never to be construed as an admission of liability by the Company.  Further, the parties agree that this Agreement shall not be interpreted to render Employee a prevailing party for any purpose including, but not limited to, the awarding of attorney’s fees under any statute.

13.
This Agreement contains the entire agreement between the parties with regard to the matters set forth herein and there are no other understandings or agreements, oral or otherwise, between the parties relating to these matters. This Agreement can be modified, changed, or amended only in writing signed by both SIRE and Employee.

14.	By signing this Agreement, Employee hereby acknowledges the following:
a.	He/she understands its terms and conditions;
b.	He/she has been advised of his/her right to consult an attorney to review the Agreement;

c.	He/she understands that he/she does not waive any rights or claims that may arise after the date the Agreement is executed;
d.	He/she will be receiving, if this Agreement becomes effective, consideration beyond anything of value to which he/she is already entitled;
e.	He/she understands that he/she has twenty-one [21] days from the date upon which he/she had been provided a copy of this Agreement, to accept it;
f.
If he/she accepts this Agreement, he/she must execute it by the 21st day after it was given to him/her and return a signed original of this Agreement to SIRE’s Director of Human Resources, Laura Schultz;

g.	He/she understands that the Company reserves the right to withdraw the offer set forth in the Agreement if the Agreement is not executed and returned during the 21 day time period;
h.
He/she understands that once executed, this Agreement is revocable by him/her for seven [7] days and the Agreement shall not be effective until the end of the seven [7] day revocation period and will only be effective if not timely revoked. Revocation must be by written notice of revocation delivered to SIRE’s Director of Human Resources, Laura Schultz within the seven-day revocation period.

The undersigned have completely read this Agreement, understand and voluntarily accept all of its terms, have current capacity to enter into this Agreement, have had the opportunity, if they so chose, to review it with legal counsel, and execute it voluntarily.

IN WITNESS WHEREOF, the undersigned have executed this Separation Agreement and Release of All Claims.

CAUTION:                      READ BEFORE SIGNING.  EMPLOYEE UNDERSTANDS THAT BY SIGNING THIS SEPARATION AGREEMENT AND RELEASE OF ALL CLAIMS HE/SHE GIVES UP ANY RIGHTS HE/SHE HAS TO PURSUE ANY CLAIMS FOR MONETARY COMPENSATION WHETHER KNOWN OR UNKNOWN AGAINST THE COMPANY OR ANY OF THE PERSONS OR ENTITIES RELEASED HEREIN INCLUDING CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT, THE OLDER WORKER BENEFIT PROTECTION ACT, AND ALL OTHER FEDERAL, STATE OR LOCAL LAW CLAIMS, INCLUDING ANY CLAIMS FOR DAMAGES, ARISING FROM HIS/HER EMPLOYMENT OR THE ENDING OF HIS/HER EMPLOYMENT AT SIRE OR THE PERFORMANCE BY HIM/HER OF ANY SERVICES FOR THE COMPANY.

Southwest Iowa Renewable Energy, LLC

By:	/s/ Brian T. Cahill	Date	6-18-2012
Company Representative

By:	/s/ Karen L. Kroymann	Date	6-18-2012
Karen L. Kroymann, Employee